Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, April 21, 2010		VP, Investor Relations
(408) 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
(408) 540-3947

Netflix Announces Q1 2010 Financial Results

Subscribers – 14.0 million

Revenue – $493.7 million

GAAP Net Income – $32.3 million

GAAP EPS – $0.59 per diluted share

LOS GATOS, Calif., April 21, 2010 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the first quarter ended March 31, 2010.

“Our growth continued to accelerate in the first quarter, with record net subscriber additions and record-low subscriber acquisition cost,” said Netflix co-founder and CEO Reed Hastings. “It is clear that our performance, and the overall appeal of the Netflix service, is being driven by subscribers watching instantly. On that score, we reached a milestone in the quarter as more than half of all members – 55 percent and growing – enjoyed movies and TV episodes streamed from Netflix over the Internet.”

First-Quarter 2010 Financial Highlights

Subscribers. Netflix ended the first quarter of 2010 with approximately 13,967,000 total subscribers, representing 35 percent year-over-year growth from 10,310,000 total subscribers at the end of the first quarter of 2009 and 14 percent sequential growth from 12,268,000 subscribers at the end of the fourth quarter of 2009.

Net subscriber change in the quarter was an increase of 1,699,000 compared to an increase of 920,000 for the same period of 2009 and an increase of 1,159,000 for the fourth quarter of 2009.

Gross subscriber additions for the quarter totaled 3,492,000, representing 45 percent year-over-year growth from 2,413,000 gross subscriber additions in the first quarter of 2009 and 25 percent quarter-over-quarter growth from 2,803,000 gross subscriber additions in the fourth quarter of 2009.

Of the 13,967,000 total subscribers at quarter end, 98 percent, or 13,622,000, were paid subscribers. The other 2 percent, or 345,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the first quarter of 2009 and 97 percent at the end of the fourth quarter of 2009.

Revenue for the first quarter of 2010 was $493.7 million, representing 25 percent year-over-year growth from $394.1 million for the first quarter of 2009, and 11 percent sequential growth from $444.5 million for the fourth quarter of 2009.

Gross margin1 for the first quarter of 2010 was 37.8 percent compared to 34.2 percent for the first quarter of 2009 and 38.0 percent for the fourth quarter of 2009.

GAAP net income for the first quarter of 2010 was $32.3 million, or $0.59 per diluted share compared to GAAP net income of $22.4 million, or $0.37 per diluted share, for the first quarter of 2009 and GAAP net income of $30.9 million, or $0.56 per diluted share, for the fourth quarter of 2009. GAAP net income grew 44 percent on a year-over-year basis and GAAP EPS grew 59 percent on a year-over-year basis.

Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie in the first quarter of 2010 was 55 percent compared to 36 percent for the same period of 2009 and 48 percent for the fourth quarter of 2009.

Subscriber acquisition cost2 for the first quarter of 2010 was $21.54 per gross subscriber addition compared to $25.79 for the same period of 2009 and $25.23 for the fourth quarter of 2009.

Churn3 for the first quarter of 2010 was 3.8 percent compared to 4.2 percent for the first quarter of 2009 and 3.9 percent for the fourth quarter of 2009. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the first quarter of 2010 was $35.8 million compared to $15.1 million for the first quarter of 2009 and $30.2 million for the fourth quarter of 2009.

Last twelve-month free cash flow for the first quarter of 2010 was $117.8 million compared to $105.0 million for the first quarter of 2009 and $97.1 million for the fourth quarter of 2009.

Cash provided by operating activities for the first quarter of 2010 was $75.4 million compared to $65.6 million for the first quarter of 2009 and $105.8 million for the fourth quarter of 2009.

Business Outlook

The Company’s performance expectations for the second quarter of 2010 and full-year 2010 are as follows:

Second-Quarter 2010

•	Ending subscribers of 14.7 million to 15.0 million
•	Revenue of $517 million to $525 million
•	GAAP net income of $34 million to $40 million
•	GAAP EPS of $0.62 to $0.73 per diluted share

Full-Year 2010

•	Ending subscribers of 16.5 million to 17.3 million, up from 15.5 million to 16.3 million
•	Revenue of $2.11 billion to $2.16 billion, up from $2.05 billion to $2.11 billion
•	GAAP net income of $132 million to $144 million, up from $125 million to $137 million
•	GAAP EPS of $2.41 to $2.63 per diluted share, up from $2.28 to $2.50 per diluted share

1	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
2

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Condensed Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

3	Churn is a monthly measure defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, then divided by three months.
4

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Earnings Q&A Session

In conjunction with this earnings press release, the Company has posted management’s commentary to its Web site at http://ir.netflix.com. Netflix management will host a live Q&A session at 3:00 p.m. Pacific Time to discuss the Company’s financial results and business outlook, with questions submitted via email. Please email your questions to ir@netflix.com. (Please note this new email address). The company will read the questions aloud on the call and respond to as many questions as possible. All media inquiries should be directed to Steve Swasey at (408) 540-3947 or sswasey@netflix.com.

A live webcast and the replay of the earnings Q&A session can be accessed on the investor relations section of the Netflix website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from 6:00 p.m. Pacific Time on April 21, 2010 through midnight on April 24, 2010. To listen to the replay, call (706) 645-9291, conference ID 67441533.

Use of Non-GAAP Measures

This press release and its attachments include reference to non-GAAP financial measures of free cash flow and non-GAAP net income. Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

With more than 13 million members, Netflix, Inc. (Nasdaq: NFLX) is the world’s largest subscription service streaming movies and TV episodes over the Internet and sending DVDs by mail. For $8.99 a month, Netflix members can instantly watch unlimited TV episodes and movies streamed to their TVs and computers and can receive unlimited DVDs delivered quickly to their homes. With Netflix, there are never any due dates or late fees. Members can select from a growing library of titles that can be watched instantly and a vast array of titles on DVD. Among the large and expanding base of devices that can stream movies and TV episodes from Netflix right to members’ TVs are Microsoft’s Xbox 360 and Sony’s PS3 game consoles and Nintendo’s Wii console; Blu-ray disc players from Samsung, LG and Insignia; Internet TVs from LG, Sony and VIZIO; the Roku digital video player and TiVo digital video recorders; and Apple’s iPad tablet. For more information, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the second quarter of 2010 and the full-year 2010. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; maintenance and expansion of device platforms for instant streaming; continued weakness in the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenues	$493,665	$444,542	$394,098
Cost of revenues:
Subscription	259,560	231,598	217,456
Fulfillment expenses *	47,602	43,888	41,812

Total cost of revenues	307,162	275,486	259,268

Gross profit	186,503	169,056	134,830
Operating expenses:
Technology and development *	37,399	33,209	24,200
Marketing *	75,219	70,715	62,242
General and administrative *	17,193	13,524	13,014
Gain on disposal of DVDs	(1,653)	(1,741)	(1,097)

Total operating expenses	128,158	115,707	98,359

Operating income	58,345	53,349	36,471
Other income (expense):
Interest expense	(4,959)	(4,457)	(670)
Interest and other income	972	2,444	1,610

Income before income taxes	54,358	51,336	37,411
Provision for income taxes	22,086	20,423	15,048

Net income	$32,272	$30,913	$22,363

Net income per share:
Basic	$0.61	$0.58	$0.38
Diluted	$0.59	$0.56	$0.37
Weighted average common shares outstanding:
Basic	52,911	53,609	58,734
Diluted	54,775	55,479	60,709

*Stock-based compensation included in expense line items:
Fulfillment expenses	$176	$59	$120
Technology and development	1,869	1,023	1,071
Marketing	643	433	443
General and administrative	2,814	1,461	1,498

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$32,272	$30,913	$22,363
Stock-based compensation	5,502	2,976	3,132
Income tax effect of stock-based compensation	(2,234)	(1,184)	(1,259)

Non-GAAP net income	$35,540	$32,705	$24,236

Non-GAAP net income per share:
Basic	$0.67	$0.61	$0.41
Diluted	$0.65	$0.59	$0.40
Weighted average common shares outstanding:
Basic	52,911	53,609	58,734
Diluted	54,775	55,479	60,709

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$79,861	$134,224
Short-term investments	186,469	186,018
Current content library, net	55,566	37,329
Prepaid content	31,704	26,741
Prepaid and other current assets	25,938	26,701

Total current assets	379,538	411,013
Content library, net	109,431	108,810
Property and equipment, net	127,165	131,653
Deferred tax assets	18,791	15,958
Other non-current assets	13,368	12,300

Total assets	$648,293	$679,734

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$102,703	$91,475
Accrued expenses	38,718	33,387
Current portion of lease financing obligations	1,917	1,410
Deferred revenue	100,109	100,097

Total current liabilities	243,447	226,369
Long-term debt	200,000	200,000
Lease financing obligations, excluding current portion	35,704	36,572
Other non-current liabilities	22,407	17,650

Total liabilities	501,558	480,591
Stockholders' equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at March 31, 2010 and December 31, 2009; 52,261,855 and 53,440,073 issued and outstanding at March 31, 2010 and December 31, 2009, respectively	52	53
Accumulated other comprehensive income, net	487	273
Retained earnings	146,196	198,817

Total stockholders' equity	146,735	199,143

Total liabilities and stockholders' equity	$648,293	$679,734

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Cash flows from operating activities:
Net income	$32,272	$30,913	$22,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	10,859	10,238	9,175
Amortization of content library	62,292	60,261	49,304
Amortization of discounts and premiums on investments	234	168	194
Amortization of debt issuance costs	98	1,124	—
Stock-based compensation expense	5,502	2,976	3,132
Excess tax benefits from stock-based compensation	(7,424)	(3,584)	(3,684)
Loss on disposal of property and equipment	—	—	144
Gain on sale of short-term investments	(264)	(54)	(572)
Gain on disposal of DVDs	(3,228)	(2,607)	(2,033)
Gain on sale of investment in business	—	(1,783)	—
Deferred taxes	(2,761)	1,789	(1,344)
Changes in operating assets and liabilities:
Prepaid content and other current assets	(4,415)	(9,390)	(391)
Content library	(50,475)	(22,785)	(22,091)
Accounts payable	16,878	8,894	8,572
Accrued expenses	11,953	7,506	2,945
Deferred revenue	12	20,974	(2,504)
Other assets and liabilities	3,879	1,177	2,423

Net cash provided by operating activities	75,412	105,817	65,633

Cash flows from investing activities:
Purchases of short-term investments	(34,202)	(125,841)	(52,384)
Proceeds from sale of short-term investments	30,770	36,037	36,933
Proceeds from maturities of short-term investments	4,013	4,688	1,330
Purchases of property and equipment	(6,393)	(22,433)	(6,572)
Acquisitions of intangible asset	(130)	—	(200)
Acquisitions of content library	(36,902)	(57,048)	(46,499)
Proceeds from sale of DVDs	3,984	3,934	2,726
Proceeds from sale of investment in business	—	7,483	—
Other assets	(172)	(72)	(2)

Net cash used in investing activities	(39,032)	(153,252)	(64,668)

Cash flows from financing activities:
Principal payments of lease financing obligations	(361)	(300)	(269)
Proceeds from issuance of common stock	9,918	9,182	13,589
Excess tax benefits from stock-based compensation	7,424	3,584	3,684
Borrowings on line of credit, net of issuance costs	—	18,978	—
Payments on line of credit	—	(20,000)	—
Proceeds from issuance of debt, net of issuance costs	—	193,917	—
Repurchases of common stock	(107,724)	(79,419)	(42,719)

Net cash provided by (used in) financing activities	(90,743)	125,942	(25,715)

Net increase (decrease) in cash and cash equivalents	(54,363)	78,507	(24,750)
Cash and cash equivalents, beginning of period	134,224	55,717	139,881

Cash and cash equivalents, end of period	$79,861	$134,224	$115,131

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$75,412	$105,817	$65,633
Purchases of property and equipment	(6,393)	(22,433)	(6,572)
Acquisitions of intangible asset	(130)	—	(200)
Acquisitions of content library	(36,902)	(57,048)	(46,499)
Proceeds from sale of DVDs	3,984	3,934	2,726
Other assets	(172)	(72)	(2)

Non-GAAP free cash flow	$35,799	$30,198	$15,086

	Twelve Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$334,842	$325,063	$285,608
Purchases of property and equipment	(45,753)	(45,932)	(37,931)
Acquisitions of intangible asset	(130)	(200)	(1,262)
Acquisitions of content library	(183,447)	(193,044)	(158,032)
Proceeds from sale of DVDs	12,422	11,164	16,587
Other assets	(99)	71	(11)

Non-GAAP free cash flow	$117,835	$97,122	$104,959

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Subscriber information:
Subscribers: beginning of period	12,268	11,109	9,390
Gross subscriber additions: during period	3,492	2,803	2,413
Gross subscriber additions year-to-year change	44.7%	34.4%	29.6%
Gross subscriber additions quarter-to-quarter sequential change	24.6%	28.6%	15.7%
Less subscriber cancellations: during period	(1,793)	(1,644)	(1,493)
Subscribers: end of period	13,967	12,268	10,310
Subscribers year-to-year change	35.5%	30.6%	25.1%
Subscribers quarter-to-quarter sequential change	13.8%	10.4%	9.8%
Free subscribers: end of period	345	376	194
Free subscribers as percentage of ending subscribers	2.5%	3.1%	1.9%
Paid subscribers: end of period	13,622	11,892	10,116
Paid subscribers year-to-year change	34.7%	29.8%	24.9%
Paid subscribers quarter-to-quarter sequential change	14.5%	9.8%	10.4%
Average monthly revenue per paying subscriber	$12.90	$13.04	$13.63
Average monthly gross profit per paying subscriber	$4.87	$4.96	$4.66
Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie	55%	48%	36%
Household penetration - Bay Area	24%	23%	20%
Household penetration - Rest of Country	12%	11%	9%
Churn	3.8%	3.9%	4.2%
Subscriber acquisition cost	$21.54	$25.23	$25.79
Margins:
Gross margin	37.8%	38.0%	34.2%
Operating margin	11.8%	12.0%	9.2%
Net margin	6.5%	7.0%	5.7%
Expenses as percentage of revenues:
Technology and development	7.6%	7.5%	6.1%
Marketing	15.2%	15.9%	15.8%
General and administrative	3.5%	3.0%	3.3%
Gain on disposal of DVDs	(0.3%)	(0.4%)	(0.2%)

Total operating expenses	26.0%	26.0%	25.0%
Year-to-year change:
Total revenues	25.3%	23.6%	20.8%
Cost of subscription	19.4%	19.6%	16.2%
Fulfillment expenses	13.8%	11.9%	17.3%
Technology and development	54.5%	38.1%	19.4%
Marketing	20.8%	27.1%	13.4%
General and administrative	32.1%	25.7%	(5.3%)
Gain on disposal of DVDs	50.7%	8.6%	31.7%
Total operating expenses	30.3%	30.3%	11.7%